UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

July 21, 2021

MACKENZIE REALTY CAPITAL INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-55006	45-4355424
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

89 Davis Road, Suite 100 Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

(925) 631-9100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On or about July 30, 2021, MacKenzie Realty Capital, Inc., will mail a letter to stockholders accompanying the Second Calendar Quarter 2021 dividend.

The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This information will not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely by Regulation FD.

Item 8.01 Other Events.

Second Calendar Quarter 2021 Dividend

Mackenzie Realty Capital, Inc. is pleased to announce an increase in our regular quarterly dividend, now at the rate of $0.06 per share.  The Board hopes to continue to raise this rate in future quarters.  The dividend will be payable to shareholders of record July 9, 2021, and it will be paid on or about July 30, 2021.  As with the previous quarter, we have mainly been focused on consolidating our previously existing investments under our control.  As of June 30, 2021, we will be consolidating the Dimensions28 investment with our financial statements.  Further, we are now under contract to sell the Bishop Berkeley apartment complex for $10.25 million, when it was valued for $7.8 million as of December 31, 2020, and it was purchased for $7.5 million in 2019.  We anticipate closing within 60 days; the contract is now past any contingencies.  The 5210 Fountaingate apartments also sold, which should result in an approximate 15% IRR since 2016.  Lastly, our largest non-traded REIT holding is Phillips Edison & Co., which went public last week at $28 per share, and which compares well with our average cost basis of less than $16.00 per share.  We anticipate realizing this gain when the share lock-up period expires in January.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to items such as the timing of payment of dividends are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended June 30, 2020, and its other filings with the Securities and Exchange Commission.

This Form 8-K does not constitute an offer to purchase or sell Mackenzie securities, and no securities can be subscribed from the Offering Circular until it is qualified, nor should the Offering Circular be relied upon for any investment decision prior to qualification. No money or consideration is being solicited by the information in this letter or any other communication and, if sent, money will not be accepted and will be promptly returned. No offer by a potential investor to buy our securities can be accepted and, if made, any such offer can be withdrawn before qualification of this offering by the SEC. A potential investor’s indication of interest does not create a commitment to purchase the securities we are offering. Any such indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given and all other requirements to accept an investment from a potential investor are met after the offering qualification date.  A copy of the preliminary Offering Circular that forms a part of the Offering Statement may be obtained on the SEC’s website: https://www.sec.gov/Archives/edgar/data/1550913/000155091321000025/partiiandiii.htm.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
99.1	Letter to stockholders regarding 2nd quarter 2021 dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: July 21, 2021	By:	/s/ Robert Dixon
Robert Dixon
President